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                                                                 Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
SCB Computer Technology, Inc.

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-1590, Form S-8 No. 333-36971, Form S-8 No.
333-68343 and Form S-8 No. 333-76118 of our report dated February 14, 2003, with respect to the balance sheets, statements of income, changes in stockholders' equity, and cash flows of Remtech Services, Inc. included in the Company's Form 8-K/A dated on or about April 4, 2003.

/s/ Goodman & Company, L.L.P.

Newport News, Virginia
April 4, 2003